    As Filed With the Securities and Exchange Commission on August 11, 1997
                                              Registration No. 333-


                          SECURITIES AND EXCHANGE COMMISSION
                               Washington. D.C. 20549

                               ---------------------


                                      FORM S-8
                              REGISTRATION STATEMENT
                                       UNDER
                            THE SECURITIES ACT OF 1933

                               ---------------------


                            EN POINTE TECHNOLOGIES, INC.
                 (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            Delaware                                     75-2467002
(STATE OR OTHER JURISDICTION OF                      ( I . R . S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)


     100 N. Sepulveda Boulevard, 19th Floor, El Segundo, California 90245
                     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                            ---------------------

                            1996 STOCK INCENTIVE PLAN
                             (FULL TITLE OF THE PLAN)

                            ---------------------

                              Attiazaz "Bob" Din
                     President and Chief Executive Officer
                          En Pointe Technologies, Inc.
                    100 N. Sepulveda Boulevard, 19th Floor
                         El Segundo, California 90245
                   (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                (310) 725-5200
        (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                  Copy to:
                            Nick E. Yocca, Esq.
        Stradling, Yocca, Carlson & Rauth, A Professional Corporation
   660 Newport Center Drive, Suite 1600, Newport Beach, California 92660

                      CALCULATION OF REGISTRATION FEE


                                    Proposed Maximum    Proposed Maximum
Title of Securities  Amount To Be    Offering Price     Aggregate Offering     Amount Of
To Be Registered     Registered        Per Share           Price (1)        Registration Fee
---------------------------------------------------------------------------------------------
 Common Stock,         600,000           $12.56            $7,536,000          $2,283.64
 $.001 par value       shares


(1) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h), on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices reported by the Nasdaq National Market for the Common Stock on August 5, 1997 which was $ 12.56 per share.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This registration statement relates to the En Pointe Technologies, Inc. 1996 Stock Incentive Plan (the "Plan"). The Plan was amended by the Registrant's Board of Directors on March 17, 1997, subject to stockholder approval, which was obtained by the written consent of a majority of the shares of Common Stock entitled to vote thereon on May 27, 1997. As so amended, an additional 600,000 shares of Common Stock are available for grant under the Plan. Initially, an aggregate of 360,000 shares of Common Stock were available for grant or award under the Plan, and such 360,000 shares were registered on a prior S-8 on June 20, 1996. This registration statement covers the additional 600,000 shares of Common Stock issuable under the Plan.


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated herein by reference:

     (a) The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-06395)

Item 8.  EXHIBITS.

      5.1  Opinion of Stradling, Yocca, Carlson & Rauth.

     23.1  Consent of Stradling, Yocca, Carlson & Rauth (included in Exhibit
           5.1).

     23.2  Consent of Coopers & Lybrand, L.L.P.

     24.1 Power of Attorney (included on the signature page to the Registration Statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on the 11th day of August, 1997.


                              EN POINTE TECHNOLOGIES, INC.



                              By:  /s/ Bob Din
                                   -------------
                                   Attiazaz "Bob" Din
                                   President and Chief Executive Officer


                             POWER OF ATTORNEY

     We, the undersigned officers and directors of En Pointe Technologies, Inc., do hereby constitute and appoint Attiazaz "Bob" Din and Robert Mercer or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite are necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                           Title                                 Date
      -----------                         -------                               ------
     /s/ Bob Din
 ----------------------      Chief Executive Officer, President and         August 11, 1997
   Attiazaz "Bob" Din        Director (principal executive officer)


 /s/ Robert A. Mercer
 ---------------------       Chief Financial Officer (principal             August 11, 1997
   Robert A. Mercer          financial and accounting officer)

         *
 ---------------------       Director                                       August 11, 1997
    Naureen Din

         *
 ---------------------       Director                                       August 11, 1997
    Zubair Ahmed

         *
 ---------------------       Director                                       August 11, 1997
    Mansoor Ijaz

         *
 ---------------------       Director                                       August 11, 1997
  Verdell Garroutte


*By:/s/ Robert A. Mercer
------------------------
    Robert A. Mercer
    Attorney-in-Fact

                                  EXHIBIT INDEX


 Exhibit
  Number                            Description
---------                          -------------
   5.1  Opinion of Stradling, Yocca, Carlson & Rauth.
  23.1  Consent of Stradling, Yocca, Carlson & Rauth (Included in Exhibit 5.1).
  23.2  Consent of Coopers & Lybrand, L.L.P.
  24.1  Power of Attorney (included on the signature page to the
             Registration Statement)